SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 2005
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                       ATEL Cash Distribution Fund V, L.P.
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             (Exact name of registrant as specified in its charter)


      California                      000-23842                  94-3165807
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


     600 California Street, 6th Floor, San Francisco, California 94108-2733
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 989-8800
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 15, 2005, the registrant's manager determined that the registrant's financial statements for the years ended December 31, 2004, 2003 and 2002 should no longer be relied upon, as the manager has determined that these financial statements must be restated.

The registrant's manager has undertaken a review and revision of its methods for calculating, recording and allocating its initial direct costs of leases (IDC) for all of its managed equipment leasing programs. As a result of this review, the manager determined that a portion of an acquisition fee, which was capitalized and amortized by the registrant in 2003 and prior periods as IDC, must be recharacterized as an expense. As a result, an amount formerly amortized as IDC in 2003 and 2004 will instead be completely expensed as of the end of 2002, resulting in the posting of an adjustment to retained earnings as of the beginning of 2003.

In addition to the changes described above, in 2003, the registrant's financial statements reflected and disclosed an adjustment for an impairment of the value of certain assets. The impairment charge should have been recorded in the fourth quarter of 2002. The effect of recording the impairment in 2003 instead of 2002 was that the registrant's income for 2002 was overstated as a result of the shift in the period the impairment was recorded, and income for 2003 was understated, in each case by the amount of the recorded impairment. Two other items recorded in 2003 have been adjusted. One item previously recorded in 2003 has instead been recorded in 2002 and thereby increases lease revenue in 2003 with a corresponding reduction in 2002. The other item involves recognition of additional administrative expense for 2003 and a corresponding decrease in administrative expense for 2004.

The registrant has determined that the net effect of these restatement adjustments will be a decrease in net income for 2002 of $575,237, a decrease in net loss for 2003 of $558,096, and an increase in net income of $11,567 for 2004. The foregoing amounts equal approximately 2.9%, 3.6% and 0.1% of the registrant's total assets for each of the affected years, respectively.

The registrant's manager, including the officers of the manager acting as the registrant's audit committee, have discussed the matters in this report and will continue to discuss this matter with its registered public accounting firm.

The registrant will prepare and file an amended annual report on Form 10-K with restated audited financial statements and amended Management Discussion and Analysis for the years ended December 31, 2004, 2003 and 2002. The registrant anticipates that it will file any required amended reports within 30 days from the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   November 21, 2005


                                    ATEL Cash Distribution Fund V, L.P.
                                    By ATEL Financial Services, LLC,
                                    General Partner of Registrant

                                    By:  /s/ Dean L. Cash
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                                         Dean L. Cash, President and
                                         Chief Executive Officer